                                                               Exhibit 10.36

                                      February 27, 1996


Wayne P. Garrett
Vice President - Finance/CFO
Cambridge SoundWorks, Inc.
311 Needham Street
Newton, Massachusetts 02164

Re: Second Amendment to Loan and Security Agreement dated as of April 27, 1995

Dear Wayne:

      We refer to the loan and Security Agreement dated as of April 27, 1995, between Cambridge SoundWorks, Inc. (the "Borrower") and the First National Bank of Boston (the "Lender"), as amended by that certain Amendment to Loan and Security Agreement, which amendment is dated October 18, 1995 (as so amended, the "Loan Agreement").

      This will confirm our understanding that, from and after the date hereof:

      (1) Section 3.5 of the Loan Agreement, entitled "REDUCTION OF LOAN ACCOUNT" is hereby deleted in its entirety; and

      (2) Section 1.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following new Section 1.2:

          "1.2 "Base Accounts" shall mean Account Receivable of the borrower
          (a) which arise in the ordinary course of the business operations of the Borrower, consistent with past practices, and which are due from account debtors located in the United States, the Commonwealth of Puerto Rico and the U.S. Virgin Islands, and (b) as to which the Lender has a valid and perfected first-priority security interest and the Borrower has furnished to the Lender information as provided by Section 3.4 hereof (and without limiting the foregoing, "Base Accounts" shall not include any Accounts Receivable of the Borrower arising from the sale or other disposition of goods subject to a security interest listed on Schedule 7.2 hereof)."

Wayne P. Garrett
Vice President - Finance/CFO
February 27, 1996



          Except to the extent specifically amended by the preceding paragraphs (1) and (2), respectively, all of the terms, conditions and provisions of the Loan Agreement remain unmodified, and the Loan Agreement, as amended by this letter, is confirmed as being in full force and effect. In addition, this letter does not constitute a waiver of any rights or remedies which the Lender may have under the Laon Agreement or otherwise arising.

          Please sign this letter where indicated below to confirm your agreement with the provisions hereof.


                                     Very truly yours,

                                     THE FIRST NATIONAL BANK OF BOSTON


                                     By:/s/ Timothy G. Clifford
                                        -------------------------------
                                        Title: Vice President


ACCEPTED AND AGREED
as of the date of the above letter:

CAMBRIDGE SOUNDWORKS, INC.



By: /s/ Wayne P. Garrett
    --------------------------------
    Title: V.P. Finance - CF0